UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 23, 2007
Freedom Acquisition Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33217	20-5009693

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1114 Avenue of the Americas, 41st Floor
New York, New York 10036

(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 380-2230
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On October 23, 2007, Freedom Acquisition Holdings, Inc. (“Freedom”) issued a press release announcing its receipt of approval to submit an application to list its common stock, warrants and units (the “Securities”) on the New York Stock Exchange (the “NYSE”). The Securities are currently anticipated to commence trading on the NYSE at the open of business on November 5, 2007, under the symbols GLG, GLG WS and GLG.U, respectively. The Securities are expected to continue trading on the American Stock Exchange under the symbols FRH, FRH.WS and FRH.U, respectively, through November 2, 2007, the anticipated date of the consummation of the acquisition of GLG Partners LP and its affiliated entities. Freedom anticipates filing on November 2, 2007, the required Form 25 and an amendment to its Form 8-A to effectuate such withdrawal and transfer.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Freedom Press Release dated October 23, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM ACQUISITION HOLDINGS, INC.
By:	/s/ Jared Bluestein
Jared Bluestein
Secretary

Date: October 23, 2007

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Freedom Press Release dated October 23, 2007.